ADVISORY AGREEMENT FOR
                         REAL ESTATE RELATED INVESTMENTS


                                      Dated
                               as of June 30, 1997


                                     Between


                       EMMES INVESTMENT MANAGEMENT CO. LLC


                                       and


                   CONTINENTAL INFORMATION SYSTEMS CORPORATION

                                TABLE OF CONTENTS



SECTION I.        APPOINTMENT OF EMMES; PARTICIPATION BY INVESTOR...............
         1.1      Appointment and Management Fees of Emmes......................
         1.2      Power of Attorney.............................................
         1.3      Expenses......................................................
         1.4      Participation by Investor.....................................

SECTION II.  SERVICES TO BE PROVIDED BY EMMES...................................
         2.1      Duties and Authorization......................................
         2.2      Additional Services...........................................
         2.3      Agents and Representatives....................................
         2.4      Further Limitations...........................................
         2.5      Limitation on Emmes's Responsibilities........................

SECTION III.  TERMINATION; RESIGNATION OF EMMES.................................
         3.1      Termination...................................................
         3.2      Resignation of Emmes..........................................

SECTION IV.  REPRESENTATIONS AND WARRANTIES.....................................
         4.1      Representations and Warranties of Investor....................
         4.2      Representations and Warranties of Emmes.......................

SECTION V.  INDEMNIFICATION.....................................................
         5.1      Indemnification by Investor...................................

SECTION VI.  MISCELLANEOUS......................................................
         6.1      Notices.......................................................
         6.2      Entire Agreement, Modification................................
         6.3      Counterparts..................................................
         6.4      Severability of Provisions....................................
         6.5      Binding; Benefit..............................................
         6.6      Governing Law; Jurisdiction...................................
         6.7      No Other Agency...............................................
         6.8      Arbitration...................................................

             ADVISORY AGREEMENT FOR REAL ESTATE RELATED INVESTMENTS


         This ADVISORY AGREEMENT FOR REAL ESTATE RELATED INVESTMENTS, made as of the ____ day of June, 1997 by and between Emmes Investment Management Co. LLC, a Delaware limited liability company with offices at 420 Lexington Avenue, Suite 2702, New York, New York 10170 ("Emmes") and Continental Information Systems Corporation, a New York corporation, having an office at One Northern Concourse, Syracuse, New York 13221 (referred to herein as "Investor" and in Exhibit A hereto as "CIS").


                              W I T N E S S E T H:

         WHEREAS, Emmes is engaged in the business of evaluating, structuring, administering and servicing, on behalf of its clients, various types of real estate and real estate based investments (including, but not limited to, purchases and sales of real estate and real estate based securities, transactions involving the leasing of real estate and financings of real estate transactions); and

         WHEREAS, Investor desires Emmes to afford it opportunities, from time to time, to participate in certain investments, as more specifically described in Exhibit A hereto ("Investments"); and

         WHEREAS, Emmes is willing to offer such opportunities to Investor, on and subject to (i) the terms and conditions set forth below, and (ii) the further limitations, as appropriate, set forth in Exhibits A and B hereto (which Exhibits are hereby incorporated by reference herein and made a part hereof and the terms of which shall be determinative in the event of conflict with any of the terms and provisions set forth hereinbelow).

         NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Investor and Emmes hereby agree as follows:


SECTION I.        APPOINTMENT OF EMMES; PARTICIPATION BY INVESTOR

         1.1 Appointment and Management Fees of Emmes. Investor hereby retains Emmes and Emmes hereby agrees, (i) to analyze, recommend and offer to Investor opportunities to participate in Investments to be made from time to time by various clients of Emmes ("Clients"); and (ii) to supervise, administer and perform other services with respect to the origination, management, restructuring, liquidation and disposition of those Investments in which Investor elects to participate, all as more particularly described herein. Emmes shall be entitled to receive, for the performance of its duties hereunder, a management fee in the amount set forth in Exhibit A attached hereto, to be determined and paid quarterly in arrears.

         1.2 Power of Attorney. Investor hereby irrevocably appoints Emmes, and any officer or agent of Emmes, with full power of substitution, its true and lawful attorney-in-fact with full, irrevocable power and authority in Investor's place and stead and in Investor's name and on Investor's behalf or in Emmes's own name, from time to time and at any time until the termination of this Agreement pursuant to Section II hereof, to do any and all things in Emmes's absolute discretion required or desirable to be done to carry out the terms or to accomplish the purposes of this Agreement, consistent with the scope of the authority granted to Emmes under the terms of this Agreement. Nothing contained in this Section 1.2 shall be construed to expand the scope of authority granted to Emmes under this Agreement. Investor hereby ratifies all actions taken by or on behalf of Investor pursuant to this power of attorney or otherwise as provided in this Agreement and neither Emmes nor any of its officers, employees or agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for willful misconduct or gross negligence in its or their capacity as attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated. The powers conferred on Emmes hereunder are solely to protect its interest and shall not impose any duty upon it to exercise any of such powers.

         1.3 Expenses. As set forth in Exhibit A, Investor shall reimburse Emmes, quarterly in arrears, for its allocable share of all costs and expenses incurred by Emmes in connection with a particular Investment, including, without limitation, all filing, registration and transactional costs, all costs and expenses (including reasonable attorneys' fees) incurred in connection with the enforcement of any Investment Document (defined below), and all costs and expenses incurred in connection with the procurement by Emmes of services by outside professionals in connection therewith.

         1.4 Participation by Investor. (a) Emmes shall, from time to time, submit to Investor written proposals ("Investment Summaries") identifying and setting forth the terms and conditions of Investments in which Investor may participate consistent with the investment parameters established under Exhibit
A. Such Investment Summaries shall specify the nature and terms of the Investments, the other proposed Clients involved the amounts proposed to be contributed by (each of) such Client(s) and by Investor, each of such Clients' percentage share of the total amount of the Investment and Investor's percentage share (the "Investor's Share") of the total amount of the Investment. To the extent that certain Clients may not consent to use of their names, the Investment Summary shall only set forth the amounts proposed to be invested by such Clients and such Clients' respective percentage shares of such Investment. The Investment Summary shall be supplied to Investor as soon as it shall become available, but in any event at the time the prospective borrower has provided an application fee to Emmes.

                  (b) Investor shall notify Emmes in writing as to whether it elects to participate in the Investment as set forth in each Investment Summary within two (2) business days following receipt of the Investment Summary. In the event that Emmes does not receive such notification from Investor within such two business day period, then Investor will be deemed to have elected not to participate in the Investment described in such Investment Summary.

                  (c) In the event that Investor elects to participate in an Investment pursuant to its receipt of an Investment Summary from Emmes, then:

                           (i) Within one (1)  business  day  thereafter,  Emmes
shall provide an updated Investment Summary to Investor, setting forth the names of all Clients participating in such Investment (to the extent permitted) and the respective percentage shares of such Investment being provided by each such Client and by Investor;

                           (ii)  Emmes  will  provide  Investor  with  true  and
complete copies of any and all available documentation and/or information relating to such Investment, including, without limitation, copies of any and all agreements, notes, mortgages, security agreements, assignments (and any and all other documents and instruments to be delivered pursuant thereto) (collectively, (Investment Documents");

                           (iii)  Investor will promptly (i) take all steps,  if
any, necessary to authorize the Investment, (ii) duly execute all Investment Documents (if any) required to be executed by it; (iii) return such executed Investment Documents, together with certified copies of all authorizing resolutions and such other documentation as Emmes may reasonably request, and pay over to Emmes, by wire transfer to an account designated by Emmes, the full amount to be contributed or otherwise invested by Investor, at such time and in such amounts as shall be specified in such Investment Summary; and

                           (iv) upon its receipt of the  foregoing,  Emmes shall
execute, on behalf of Investor and as its agent and attorney-in-fact, all Investment Documents which Emmes, by virtue of this Agreement, is authorized to so execute and cause Investor's payment to be invested as contemplated by such Investment Summary.

                  (d) Thereafter, for so long as such Investment (or any portion or refinancing thereof) remains outstanding, Emmes shall (i) provide Investor with financial and performance reports, prepared both quarterly and annually, as to the status of such Investment, and (ii) upon the written request of Investor therefor, provide Investor with true and complete copies of all amendments and additions to the Investment Documents (if any) promptly following Emmes's receipt thereof. Investor agrees, in each such case, to duly authorize such Investment Documents and, where required, to execute and return to Emmes all of such amendments and additions, which, once properly executed by all requisite parties, shall thereupon become and thenceforth be considered as part of the Investment Documents. Investor hereby authorizes Emmes, as its agent and attorney-in-fact, to enter into and execute on its behalf any and all of such amendments and additions, except where the personal signature of Investor is required. Nothing contained in this Section 1.4 shall detract in any way from Investor's right to approve all waivers or modifications of the terms of any Investment.


SECTION II.       SERVICES TO BE PROVIDED BY EMMES.

         2.1 Duties and Authorization. (a) Investor hereby appoints and authorizes Emmes to act with respect to all Investments in which Investor participates. It is hereby acknowledged that the parties intend that Emmes shall manage and perform all routine, day-to-day administration and servicing of such Investments (including all Investment Documents and collateral given with respect thereto) in Emmes's reasonable judgment and consistent with its customary business practices. Emmes shall not have any authority to make any other decisions with respect to any such Investment (or the Investment Documents or the collateral given with respect thereto) without the written consent of all Clients participating in such Investment. Subject to the foregoing and, where applicable, to the other limitations set forth in Exhibit B hereto, Emmes shall, with respect to each Investment in which Investor participates:

                           (i) hold  all  Investment  Documents  (if any) at its
office at 420 Lexington Avenue, Suite 2702, New York, New York 10170 for the benefit of Investor;

                           (ii)  administer  such  Investment in accordance with
Emmes's customary business practices and procedures;

                           (iii) advise Investor of all significant  information
received by Emmes concerning such Investment reasonably promptly after Emmes's receipt thereof; and

                           (iv)  take or  cause  to be taken  any  other  lawful
action in connection with such Investment and the Investment Documents (if any), as directed by the written approval of Investor.

         2.2 Additional Services. Emmes shall also provide the additional services, subject to the additional limitations, set forth in Section II of Exhibit B.

         2.3 Agents and Representatives. Emmes may perform any of its obligations or duties hereunder (including those duties and obligations listed in Exhibit B hereto) by or through its agents, employees or attorneys, provided that no such delegation shall relieve Emmes of any liability or responsibility therefor.

         2.4 Further Limitations. Emmes's actions hereunder shall be subject to the further terms and conditions set forth in Exhibit A attached hereto and made a part hereof.

         2.5 Limitation on Emmes's Responsibilities. Except as expressly provided herein and so long as Emmes has complied with its obligations set forth in Section 2.1 of Exhibit B hereto, Emmes shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of any Investment Documents or any other agreements, certificates, financial statements, projections, notices, schedules or opinions of counsel executed or delivered pursuant thereto, or for the collectibility of any Investment or the creditworthiness of the borrower or value of the collateral thereunder and shall have no further duties or responsibilities to provide services.


SECTION III.      TERMINATION; RESIGNATION OF EMMES

         3.1 Termination. (a) This Agreement shall be terminable as provided in Exhibit A hereto as to all future Investments and Investment Summaries therefor; provided, however, that this Agreement shall continue in full force and effect with respect to any existing Investments in which Investor has participated until such time as such Investments have been liquidated or paid, and all proceeds therefrom distributed to the Clients participating in such Investment in accordance with the terms thereof. In the event of termination, Investor's obligations under any Investment with respect to any monies advanced by Emmes or by any other Client participating in such Investment on Investor's behalf pursuant hereto shall continue in full force and effect until satisfied in full.

                  (b) If at any time during which Investments (or any portions or refinancings thereof) are outstanding Emmes (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudicated a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation,
(v) files an answer or other pleading admitting or failing, to contest the material allegations of a petition filed against it in any proceeding of the nature described in subdivision (iv) above, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of Emmes or of all or any substantial part of its properties; or if, within 90 days after the commencement of any proceeding against Emmes seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed; or if, within 60 days after the appointment, without its consent or acquiescence, of a trustee, receiver or liquidator of Emmes or of all or any substantial part of its properties, the appointment is not vacated or stayed; or if, within 60 days after the expiration of any such stay, the appointment is not vacated; then Investor may terminate this Agreement, in which extent the rights and obligations of Emmes hereunder shall thereupon terminate and a successor shall be appointed by Investor. In any such event, Emmes shall assign and transfer to such successor or its designee all instruments, documents, funds and causes of action which it then holds or supervises hereunder, shall account to Investor for all sums received and distributed and shall take or cause to be taken any other action necessary or desirable to give effect to such assignment and transfer, all in form and substance reasonably satisfactory to Investor; provided, that Emmes shall be entitled to receive all amounts due to it hereunder to the date of such termination, when and if such amounts become due and payable.

         3.2 Resignation of Emmes. If at any time during which Investments (or any portions or refinancings thereof) are outstanding, Emmes cannot continue to act hereunder by virtue of any law or regulation pertaining to Emmes, or for any other reason beyond Emmes's reasonable control, then and in any such event, the rights and obligations of Emmes hereunder shall thereupon terminate and a successor shall be appointed by the unanimous approval of all of the Clients participating in each such outstanding Investment, unless all Clients participating in an outstanding Investment shall elect to continue Emmes' retention with respect to such Investment, in which case Emmes' rights and obligations hereunder shall continue in full force and effect but only with respect to such Investment. In the event of disagreement among the Clients participating in an Investment, the disposition of the Investment shall be determined as provided in Section 4.5 of Exhibit B hereto. In any such event, Emmes shall assign and transfer to such successor or its designee all instruments, documents, funds and causes of action which it then holds or supervises hereunder, shall account to Investor (and to all other Clients participating in such Investment) for all sums received and distributed and shall take or cause to be taken any other action necessary or desirable to give effect to such assignment and transfer, all in form and substance reasonably satisfactory to all Clients participating in such Investment; provided, that Emmes shall be entitled to receive all amounts due to it hereunder to the date of such termination, when and if such amounts become due and payable.

SECTION IV.       REPRESENTATIONS AND WARRANTIES.

         4.1 Representations and Warranties of Investor. With respect to each Investment in which Investor participates, Investor hereby represents and warrants to Emmes that:

                  (a) Investor has been given or has waived adequate opportunity to review and, except where such right has been waived, has reviewed all financial and other data and information with respect to the borrower of any mortgage loan as Investor deemed necessary in order to make a determination to enter into this Agreement and participate in such Investment as provided herein and therein and in the Investment Documents (if any).

                  (b) Investor is sophisticated in financial and business matters and has a substantial net worth and, as such, understands and is able to bear the economic risks involved in entering into this Agreement and making the Investment as provided herein and in the Investment Documents (if any), and does not anticipate the occurrence of any event which would alter such ability.

                  (c) Investor has not relied on any representations of Emmes or any other Client participating in such Investment, as to the financial condition of any borrower or any guarantor or surety thereunder or the value of any collateral given therefor, or any other matter relating to such Investment.

                  (d) Investor will continue to make its own legal, credit and financial analyses and decisions in taking, or not taking, any action pursuant to this Agreement and the Investment Documents (if any) relating thereto.

                  (e) Investor is validly existing and in good standing under the laws of the state in which it was formed (if Investor is a corporation, partnership or limited liability company). Investor has all requisite power and authority to enter into and perform its obligations under this Agreement and the Investment Documents (if any). This Agreement and any Investment Documents executed by Investor have been duly executed and delivered by Investor and constitute the legal, valid and binding obligations of Investor, enforceable in accordance with their respective terms, except where such enforcement may be limited by applicable bankruptcy laws, principles of equity and laws relating to creditors' rights generally.

                  (f) Investor, to its knowledge, has no other relationship or transaction with the borrower (including without limitation, any guarantor) under such Investment or with any affiliate of the foregoing; and Investor agrees not to enter into any such transaction or relationship without the prior written consent of Emmes and of all of the other Clients participating in such Investment.

         4.2 Representations and Warranties of Emmes. (a) Investor hereby acknowledges that, except as set forth in paragraph (b) below, neither Emmes nor any other Client has made any representation or warranty with respect to any Investment, borrower or Client, including, without limitation, with respect to any of the following matters (subject to Emmes's responsibilities and obligations pursuant to this Agreement):

                           (i)  The  truthfulness  and  accuracy  of  any of the
representations by any borrower contained in any publicly available information or Investment Document; or

                           (ii) The  collectablity  of any amount  payable under
any Investment Documents; or

                           (iii) The enforceability, sufficiency or value of any
rights conferred upon the investors under any Investment Documents by way of security or collateral for obligations owed to such investors under such Investment Documents; or

                           (iv)  The   financial   condition  of  any  borrower,
guarantor or surety under any Investment.

                  (b) Emmes hereby represents and warrants to Investor that with respect to each Investment in which Investor participates (a) Emmes is validly existing and in good standing under the laws of the state in which it is formed,
(b) Emmes has all requisite power and authority to enter unto and perform its obligations under this Agreement and the Investment Documents (if any), (c) this Agreement and any Investment Documents executed by the Emmes have been duly executed and delivered by Emmes and constitute the legal, valid and binding obligation of the Emmes, enforceable in accordance with its terms (except where such enforceability may be limited by applicable bankruptcy laws, principles of equity or laws relating to creditors' rights generally) and (d) Emmes, to its knowledge, has no other relationship or transaction with any borrower under any Investment made by Investor, nor does Emmes have any other relationship or transaction with any affiliate of any of the foregoing (including without limitation, any guarantor); Emmes agrees not to enter into any such transaction or relationship without the prior written consent of Investor.


SECTION V.        INDEMNIFICATION

         5.1 Indemnification by Investor. Subject to Section 2.1, Investor agrees, for itself or, where appropriate, jointly and severally with the other Clients participating in an Investment, to indemnify Emmes from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, "liabilities") which may be imposed on, incurred by, or asserted against Emmes and arising out of any action taken or omitted to be taken by Emmes in connection with any Investment or Investment Document relating thereto in accordance with the terms of this Agreement; provided, however, that Investor shall not be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Emmes's bad faith, willful misconduct or gross negligence; and provided, further, that in no event shall Investor's indemnification obligations under this Section 5.1 with respect to any Investment exceed Investor's Share of such Investment. The obligations of Investor under this provision shall survive the termination of this Agreement.


SECTION VI.       MISCELLANEOUS

         6.1 Notices. Unless otherwise specified herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be mailed, by first-class mail, return receipt requested, delivered via a recognized overnight delivery service, telecopied, telegraphed or personally delivered, to such party at its address set forth above or at such other address as shall be designated by such party in a notice to the other parties complying with the terms of this provision. All such notices and other communications shall be effective upon delivery or refusal.

         6.2 Entire Agreement, Modification. This Agreement, together with Exhibits A and B hereto, constitutes the entire agreement of the Investor and Emmes with respect to the matters set forth herein. All previous agreements between the parties hereto with respect to the subject matter hereof, whether written or oral, are superseded by this agreement, and are hereby rendered null and void and of no effect. No modification of this Agreement shall be valid unless in writing and signed on behalf of the parties hereto by duly authorized officers thereof. Any waiver hereunder shall be limited to the subject matter thereof, and shall not constitute a waiver of any other provision.

         6.3 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and each of which when so executed shall be considered an original and all of which taken together shall constitute the same agreement.

         6.4 Severability of Provisions. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions hereof, which shall remain in full force and effect.

         6.5 Binding; Benefit; Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Investor may assign this Agreement to a wholly-owned subsidiary of Investor, upon five (5) days' prior written notice to Emmes. Emmes may not assign this Agreement without the consent of Investor. This Agreement shall inure only to the benefit of the parties hereto and their respective permitted assigns, and not to successors and other assigns, or any third parties, except as otherwise expressly provided herein.

         6.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the Jurisdiction of any state or federal court in New York County in any action or proceeding relating to this Agreement. All costs and expenses (including attorneys' fees of the parties) relating to each such action or proceeding shall be borne and promptly paid by the unsuccessful party(ies) thereto.

         6.7 No Other Agency. It is intended that, unless otherwise agreed in writing, Emmes will act as agent for Investor only in connection with the transactions contemplated hereby, and only for the purposes set forth herein, and for no other purpose. This Agreement does not create any partnership or joint venture between the parties hereto.

         6.8 Arbitration. (a) Any dispute, controversy or claim arising out of or in connection with this Agreement, (collectively, the "Arbitrable Claims"), shall be determined and settled by arbitration in New York, New York by a panel of three arbitrators in accordance with the rules of the American Arbitration Association. Any award rendered in accordance with this Section 6.8 shall be final and binding upon the parties and their respective legal representatives. The party or parties against whom any such award is issued shall pay the expenses of the arbitration, including, but not limited to, reasonable attorneys' fees incurred by the prevailing party or parties. Such award may be enforced by the order and judgment of the Supreme Court of the State of New York for New York County, and the parties hereto hereby waive any objection to such jurisdiction or venue in any such proceeding commenced in such court.

                  (b) No action of law or suit in equity based upon any Arbitrable Claim shall be instituted in any court except (i) an action to compel arbitration pursuant to this section; (ii) an action to enforce the arbitration award rendered in accordance with this section; or (iii) an action brought in aid of arbitration pursuant to Article 75 of New York's Civil Practice Law and Rules (collectively, the "Allowed Actions"). If, contrary to the provisions of paragraph (a), a Client brings an action at law or suit in equity (other than an Allowed Action) against Emmes, the other Clients participating in an Investment in which Investor participates, or any of their respective affiliates, agents and/or employees, and judgment is not rendered in favor of such Client as to all of them, then such Client shall reimburse each of the aforementioned parties against whom judgment is not rendered in favor of such Client for all expenses, including, but not limited to, reasonable attorneys' fees incurred in opposing or defending such action or suit regardless of whether such action or suit is dismissed or otherwise terminated other than by judgment in favor of such Client. Except as expressly provided in this Section 6.8, nothing contained herein shall entitle a Client to reimbursement for its expenses in connection with any action or suit brought against Emmes, the other Clients participating in an Investment in which Investor participates, or any of their respective affiliates, agents and/or employees, regardless of the outcome of such action or suit.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first set forth above by having its duly authorized signatory sign below.

                                            INVESTOR:

                                            CONTINENTAL INFORMATION SYSTEMS
                                            CORPORATION




                                            By:  /s/    James P. Hassett
                                                 -----------------------
                                                 Name:  James P. Hassett
                                                 Title: Chairman of the Board


                                            EMMES INVESTMENT MANAGEMENT CO. LLC



                                            By:  /s/    S. Lawrence Davis
                                                 ------------------------
                                                 Name:  S. Lawrence Davis
                                                 Title: Authorized Signatory

                                    EXHIBIT A
       to Advisory Agreement For Real Estate Related Investments between
                     Emmes Investment Management Co. LLC and
                   Continental Information Systems Corporation


         The parties agree that the following terms shall also apply to this Agreement. If any term in this Exhibit A is inconsistent with the terms of the above-referenced agreement (the "Advisory Agreement"), the terms and conditions contained in this Exhibit A shall control. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Advisory Agreement.

Amount to be                  Up to $8,000,000 (the "Commitment"), subject to
invested:                     the terms and conditions hereof.

Account: (a) The Account shall consist of cash from Continental Information Systems Corporation or its wholly-owned subsidiary ("CIS") (the "Account Assets") made available to Emmes for making Investments. The Account Assets shall also include assets which become part of the Account as a result of transactions therein or otherwise, together with any interest or other distributions thereon and proceeds from any dispositions thereof. All Account Assets shall be held in trust for the benefit of CIS, shall not constitute property of Emmes, and shall be kept segregated from and not commingled with any other assets of Emmes' or other funds managed by Emmes.

                              (b) CIS will transfer Funds to the Account as required by Emmes to fund Mortgage Investments in which CIS has elected to participate. All transfers will be in immediately available funds. Emmes shall not disburse funds from the Account except to fund Mortgage Investments or expenses which CIS is obligated to pay pursuant to Exhibit B, or to distribute cash to Emmes or CIS pursuant to this Exhibit A. All proceeds from CIS's participation in Mortgage Investments shall be deposited in the Account within two (2) business days after receipt.

                              (c) The Account Assets shall be maintained in and through a bank account maintained by Citibank, N.A. or such other depository selected by Emmes and acceptable to CIS established and clearly specified as being for the benefit CIS. All arrangements concerning the Account, including disbursement authority shall be reasonably satisfactory to CIS.

Contributions by              Emmes, its principals and/or members of their
Emmes and its                 families have contributed or will contribute an
Affiliates:                   aggregate of $3,000,000 to the Emmes Real Estate
                              Opportunity Fund, L.P., Emmes Capital Appreciation
                              Fund, L.P., Emmes Real Estate Institutional
                              Investor Fund, L.P. and/or such other funds as Emmes may, from time to time, manage
                              (collectively, the "Emmes Funds").

Investment                    All Investments to be in direct, high-yield real
Parameters:                   estate loans secured by mortgages ("Mortgage
                              Investments") and to be structured such that the exemption afforded by Section 3(c)(5) of the Investment Company Act of 1940, as amended, will be available. Additional Investment parameters to be determined by CIS and delivered to Emmes from time to time.

Term: Three Years or term of senior financing, whichever is shorter, subject to termination provisions" set forth below and in the Advisory Agreement; provided, however, that the term will expire upon written notice from CIS beginning eighteen (18) months after the date on which the first Mortgage Investment under the Advisory Agreement is made,
                              (i) if net cash distributions to CIS, after giving effect to unrealized losses, do not provide a return on the average amount of invested capital of at least fifteen (15%) percent per annum during any four preceding consecutive calendar quarters, or (ii) Emmes' principals have not maintained in Emmes Funds at least $3,000,000 in the aggregate; and (iii) CIS may terminate any remaining uninvested portion of its Commitment if S. Lawrence Davis ceases to be affiliated with Emmes, or ceases to be principally responsible for the management of the Emmes Funds and to devote such time as is necessary to carry out such responsibilities.

                              In addition, Emmes may terminate the Advisory Agreement if (i) CIS declines to participate in any eight (8) consecutive Mortgage Investments proposed by Emmes, or (ii) CIS declines to participate in each and every Mortgage Investment proposed by Emmes in any six (6) consecutive month period, provided that Emmes has proposed at least six (6) Mortgage Investments to CIS during such six (6) month period. In no event will the term of the Commitment extend beyond three (3) years.

Delegates:                    One or more individuals to be designated by each
                              of Emmes and CIS as its delegate to exercise all respective rights and duties of the parties under the Advisory Agreement. S. Lawrence Davis to be the initial delegate for Emmes, unless otherwise approved by CIS.

Emmes Management              An amount equal to one (1%) percent per annum,
Fee:                          paid quarterly in arrears, based on the average
                              Assets Under Management during the preceding quarter, determined as of the last day of each month of such quarter. "Assets Under Management" shall mean the aggregate amount represented by CIS's percentage share of each Mortgage Investment in which it has invested (less realized losses and capital returned), including its pro rata share of the outstanding principal balance of any borrowings used to finance such Mortgage
                              Investment.

                              For example, if the Average Assets Under
                              Management for all Clients during a quarter is in the total amount of $1 million, and CIS's percentage share of each Mortgage Investment in which it participates is 25%, then the Management Fee payable to Emmes for such quarter would be 1/4% of $250,000.

Cash Allocation:              All cash received as repayment of principal on
                              Mortgage Investments in which CIS participates, or from the sale of Mortgage Investments in which CIS participates (after payment of expenses incurred in such sale), up to the outstanding principal amount or amortized cost of such Mortgage
                              Investments, will be paid, first, to Emmes to the extent necessary to pay Emmes's Management Fee set forth above, and any remaining balance will be paid to CIS.

                              All cash received representing payments of interest, fees, points, or other financing income (collectively, "Income") in respect of CIS's interests in Mortgage Investments will be paid as received, but no later than monthly, and adjusted to provide for the following allocations of cash to Emmes and CIS as follows:

                              First, to Emmes, to the extent required to pay Emmes's management fee set forth above.

                              Second, to CIS until total payments of Income to CIS during the term of the Advisory Agreement, minus CIS' respective Investor's Share of any realized losses or unrealized losses on Mortgage Investments during the term of the Advisory Agreement plus all costs advanced by CIS pursuant to Section 3.1 of Exhibit B and not reimbursed or recovered, equal an amount sufficient to yield a cumulative return of CIS' invested capital equal to ten (10%) per annum.

                              Third, ninety (90%) percent to CIS and ten (10%) percent to Emmes until total payments of Income to CIS during the term of the Advisory Agreement, minus CIS's respective Investor's Share of any realized losses or unrealized losses on Mortgage Investments during the term of the Advisory Agreement plus all costs advanced by CIS pursuant to Section 3.1 of Exhibit B to the Advisory Agreement and not reimbursed or recovered, equal an amount sufficient to yield a cumulative return on CIS's invested capital equal to twelve (12%) percent per annum.

                              Fourth, eighty (80%) percent to CIS and twenty (20%) percent to Emmes until total payments of Income to CIS during the term of the Advisory Agreement, minus CIS's respective Investor's Share of any realized losses or unrealized losses on Mortgage Investments during the term of the Advisory Agreement plus all costs advanced by CIS pursuant to Section 3.1 of Exhibit B to the Advisory Agreement and not reimbursed or recovered, equal an amount sufficient to yield a cumulative return on CIS's invested capital equal to fourteen (14%) percent per annum.

                              Fifth, seventy-five (75%) percent to CIS and twenty-five (25%) percent to Emmes until total payments of Income to CIS during the term of the Advisory Agreement, minus CIS's respective Investor's Share of any realized losses or unrealized losses on Mortgage Investments during the term of the Advisory Agreement plus all costs advanced by CIS pursuant to Section 3.1 of Exhibit B to the Advisory Agreement and not reimbursed or recovered, equal an amount sufficient to yield a cumulative return on CIS's invested capital equal to sixteen (16%) percent per annum.

                              Sixth, fifty (50%) percent to CIS and fifty (50%) percent to Emmes until total payments of Income to CIS during the term of the Advisory Agreement, minus CIS's respective Investor's Share of any realized losses or unrealized losses on Mortgage Investments during the term of the Advisory Agreement plus all costs advanced by CIS pursuant to Section 3.1 of Exhibit B to the Advisory Agreement and not reimbursed or recovered, equal an amount sufficient to yield a cumulative return on CIS's invested capital equal to twenty (20%) percent per annum; and

                              Seventh, seventy-five (75%) percent to CIS and twenty-five (25%) percent to Emmes.

                              For purposes hereof, any losses realized on Mortgage Investments will be allocated in the quarter in which they occur. In addition, in calculating whether any required return threshold has been achieved, the amount of any unrealized losses on any Mortgage Investment will be determined on a quarterly basis and will be subtracted from the amounts otherwise allocated to CIS. For purposes of determining unrealized losses, Mortgage Investments will be valued at their amortized costs (outstanding principal plus costs allocated to the transaction), unless they become impaired. Mortgage Investments will be deemed impaired when the mortgagor is in default on interest or principal payments (without regard to any waivers or other relief granted by the mortgagees) and the value of the collateral given is less than the remaining principal balance or amortized cost of the Mortgage Investment. In each instance of impairment, the Mortgage Investment will be revalued at the amount Emmes and CIS reasonably expect to be recovered from the collateral over the remaining term of the Mortgage Investment. In the event of any disagreement among the parties with respect to valuation or revaluation of any Mortgage Investment, such valuation or revaluation (which shall not require a formal appraisal) shall be made by an independent real estate appraiser or other experienced real estate professional appointed by both Emmes and CIS. In the event Emmes and CIS cannot agree within five (5) business days, on an expert to conduct the valuation, the matter shall be submitted to arbitration pursuant to Section
                              6.8 of the Advisory Agreement.

                              If, upon final disposition of all Mortgage
                              Investments participated in by CIS, either CIS or Emmes has received more distributions than it is entitled to receive pursuant to the formula set forth above, it will pay the excess to the other party.

Distributions:                In accordance with the terms of Exhibit B to the
                              Advisory Agreement, except as set forth herein.

Special Conditions:

                              (1) CIS may, in its discretion, elect to reinvest cash distributions. Reinvested amounts will be treated as invested capital.

                              (2) During the term of the Advisory Agreement, Emmes will present to CIS any proposed Mortgage Investment opportunity that Emmes offers to the Emmes Funds, and CIS will, subject to the requirements set forth herein and in the Advisory Agreement, have the right to participate, to the extent of CIS's "Total Percentage Interest", in the proposed Mortgage Investment unless CIS determines not to make the Mortgage Investment. If a greater percentage of any Investment is available, CIS will have the right, but not the obligation, to participate at such greater percentage.

                                   For purposes hereof, CIS's "Total Percentage
                                   Interest" shall be determined as a fraction, the numerator of which shall be the amount of CIS' Commitment and the denominator of which shall be the total amount of all funds invested or available for investment in Mortgage Investments ("Funds Under Management") by all Clients and Emmes Funds, all determined as of the date of each Investment Summary. CIS's "Investor's Share" will be the percentage share of the Mortgage Investment that it elects to accept pursuant to the foregoing provisions.

                              (3) Except as provided below, during the term of the Advisory Agreement, CIS and its affiliates will not make any Mortgage Investments falling within the CIS Investment parameters except pursuant to the Advisory Agreement, unless and until CIS has invested all of its Commitment or its obligations to invest capital have been terminated. In the event that, during the term of the Advisory Agreement, CIS or its affiliates are presented with an opportunity to make a Mortgage Investment that falls within CIS's investment parameters, CIS will present that opportunity to the Emmes Funds, and, if the Emmes Funds decide to invest in such opportunity, CIS will be entitled to participate as set forth in the Advisory Agreement. If the Emmes Funds decline to participate in such Mortgage Investment, CIS or its affiliates may make such investment. Any such investment by CIS will be made from funds not committed by CIS pursuant to the Advisory Agreement, and will be administered separately from Emmes.

Borrower Fees:                Any fees received by Emmes or its affiliates in
                              connection with the origination, underwriting or servicing of a Mortgage Investment made by CIS
                              (including origination fees, commitment fees, due diligence fees, and reimbursement of expenses payable by CIS, including legal fees, but after payment of out-of-pocket expenses incurred by Emmes in connection with the Mortgage Investment), in an amount proportional to CIS's percentage interest in the Mortgage Investment, will be remitted, net of costs and expenses to Emmes, to CIS or applied against the amounts otherwise payable to Emmes. Any such fees received by Emmes or its affiliates in connection with the origination or underwriting of a proposed Mortgage
                              Investment that is not made (except for Mortgage
                              Investments that CIS elects not to participate
                              in), in an amount proportional to CIS's pro rata percentage of Funds Under Management or applied against the amounts otherwise payable to Emmes shall be remitted, net of costs and expenses to Emmes, to CIS. The foregoing shall not apply to any fees which Emmes or its affiliates may receive in consideration of managing any Investment, so long as such fees are on terms comparable to those obtainable from third-party property managers in the relevant market.

Operating Expenses:           Except as provided in Section 1.3 of the Advisory
                              Agreement, Emmes will bear all overhead expenses incurred by it in connection with the activities it performs hereunder (other than attorneys' fees and other costs of enforcement), except for accounting costs incurred in connection with CIS' audit for its public reporting purposes, which will be borne by CIS.

Reporting and                 Emmes will prepare monthly status reports on
Notice:                       investments and proposed investments, monthly bank
                              statements, quarterly financial reports and performance reports, and annual audited financial reports and tax returns all on a tax basis. Emmes will provide, at the expense of CIS, such information as CIS requires in order to report its results in accordance with GAAP, including accruals of interest and expenses and potential reserves for bad loans, and will provide CIS and its financial personnel and auditors with access to such documents and information as they require to enable CIS to comply with its public reporting obligations, all at CIS's sole cost and expense.
                              Whenever Emmes provides an Investment Summary to
                              CIS pursuant to the Advisory Agreement, Emmes will advise CIS of any changes in the Funds Under
                              Management by the Emmes Funds, and any
                              corresponding changes in CIS's Total Percentage
                              Interest.

                              Emmes will provide a monthly statement of profit and loss for each Mortgage Investment made by CIS pursuant hereto as soon as Emmes begins preparing such reports for any Emmes Fund which is a participant in such Mortgage Investment, but in no event later than December 31, 1997.

                                    EXHIBIT B
            to Advisory Agreement for Real Estate Related Investments
                 between Emmes Investment Management Co. LLC and
                   Continental Information Systems Corporation


         This Exhibit B to the Advisory Agreement for Real Estate Related Investments (the "Advisory Agreement") between Emmes Investment Management Co. LLC and Continental Information Systems Corporation ("Investor") sets forth additional terms and conditions applicable to mortgage loans ("Loans") made by Investor under the Advisory Agreement, all of which terms and conditions are incorporated by reference into the Advisory Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Advisory Agreement.


SECTION I.      INVESTOR'S SHARE; LOAN PARTICIPATION

         1.1 Investor's Share. With respect to each transaction in which it elects to participate, Investor shall own, as a tenant-in-common (but not as a partner) with the other clients participating therein (such other clients, together with the Investor, being sometimes referred to herein as the "Participating Investors"), an undivided, pari passu interest (the "Investor's Share") in the Loan, the Documents and all collective rights and interests of the Participating Investors thereunder or arising in connection therewith (the "Loan Participation"). In each such case, the Investor's Share of a Loan shall be determined in accordance with the Advisory Agreement and Exhibit A thereto. Investor's interest in each loan will be evidenced by the execution and delivery by either Investor or Emmes as the agent of Investor, of a participation agreement, which shall incorporate, inter alia, the terms and conditions contained in this Exhibit B and such other terms and conditions as are mutually satisfactory to Emmes and Investor.

         1.2 Loan Participation. With respect to each Loan, the Loan Participation shall include, without limitation: (i) all rights of the Participating Investors to payments from the borrower under or arising from any and all of the Investment Documents; (ii) all duties and obligations of the Investors under the Investment Documents; (iii) any and all rights of the Participating Investors with respect to any security given for payment by the borrower of the Loan (or any portion or refinancing thereof): and (iv) all costs, expenses, losses and liabilities incurred (including, without limitation, reasonable attorney's fees and other costs and expenses of collection and enforcement and losses due to late performance or nonperformance by the borrower of its obligations under the Investment Documents) by the Participating Investors in connection with the Loan.

         1.3 Payments and Losses. Except as may be otherwise specifically provided in the Advisory Agreement, Investor shall be entitled, with respect to each Loan in which it elects to participate, to the Investor's Share of all payments made by borrower arising from the Loan Participation and shall be responsible for the Investor's Share of all losses, liabilities and additional capital arising or required from or in connection with the Loan Participation.

SECTION II.     SERVICES TO BE PROVIDED BY EMMES:

         2.1 Duties and Authorization. In addition to those duties set forth in
Section 2.1 of the Advisory Agreement, Emmes shall, and is hereby authorized to,

                  (i) receive all advances by the Investors and disburse them in accordance with all applicable provisions of the Investment Documents, the Investment Summary for such Loan and the Advisory Agreement, including Exhibit A attached hereto;

                  (ii) conduct all communications with the borrower on behalf of the Investors;

                  (iii) receive all payments made by or on behalf of the borrower;

                  (iv) apply all payments received from or on behalf of the borrower in accordance with the Investment Documents;

                  (v) distribute all such payments to the Investors in accordance with the all applicable terms and provisions of the Investment Summary for such Loan and the Advisory Agreement (including Exhibit A attached thereto);

                  (vi) keep records of receipt of all advances made by the Investors and payments made by or on behalf of the borrower, and of the applications, distributions, expense and payment thereof;

                  (vii) distribute to all Investors, reasonably promptly after its receipt thereof, copies of all significant documentation received by Emmes concerning the borrower or the Loan Participation;

                  (viii) advise all Participating Investors of all material defaults and of all events of default under such Loan of which Emmes has actual knowledge, reasonably promptly after Emmes becomes aware thereof;

                  (ix) use reasonable efforts to enforce the rights of the Participating Investors in connection with such Loan, subject to each
Participating Investor's obligation to fund its pro rata share of costs associated therewith;

                  (x) retain counsel and other professionals on behalf of the Participating Investors for purposes of enforcement or administration of the Loan Participation and other legal and business matters occurring after funding of such Loan, subject to each Participating Investor's obligation to fund its pro rata share of costs associated therewith;

                  (xi)  make  any  filings  and  take  any  actions   necessary,
customary or advisable to establish and continue the perfection and priority of all mortgages, liens and security interests for such Loan; and

                  (xii) exercise the rights and remedies of the Participating Investors under the Loan Documents, prior to and after the Participating Investors have declared an event of default thereunder, and while such default continues.

         2.2 Limitations on Emmes's Actions.

                  (a) With respect to any Loan in which Investor participates, Emmes shall not, without the unanimous written approval of the Participating
Investors:

                  (i) consent to or accept any cancellation or termination of any note, any other Loan Document with respect to such Loan, or consent to or accept any cancellation or termination of any instrument assigned to Emmes or the Participating Investors as security for such Loan or any part thereto, except upon satisfaction of conditions precedent to the release of such collateral (or guaranty or surety, if any), as set forth in the Investment Documents;

                  (ii) extend the maturity date of such Loan or the date of any interest or principal payment thereunder;

                  (iii) reduce the interest rate of, or otherwise reduce the amount of any payment of principal of or interest on, any note with respect to such Loan;

                  (iv) release, either partially or fully, any substantial part of the collateral given as security for such Loan, or any part thereof, or any party liable on a guaranty or any surety (if any) except upon satisfaction of conditions precedent to the release of such collateral or guaranty or surety, (if any), as set forth in the Investment Documents;

                  (v) agree to any material amendments or modifications to any of the Investment Documents;

                  (vi) take or refrain from taking any action, or make any determination, required to be taken or made pursuant to the Investment Documents, including, without limitation, a foreclosure of any mortgage and deficiency action in respect of any guaranty; or

                  (vii) give consents, approvals or waivers in connection with the Investment Documents, except in the ordinary course of servicing such Loan prior to an Event of Default.

                  (b) All requests by Emmes for approvals from the Participating Investors shall be made to each Participating Investor in writing. Each Participating Investor shall have three (3) business days following its receipt of such written request to respond thereto in writing to Emmes. If a Participating Investor does not so respond, then such Participating Investor shall be deemed to have granted such approval. Any and all actions, approvals or consents required of the Participating Investors shall mean the unanimous written approval or consent of all of the Participating Investors.

                  (c) If all or any portion of the collateral for any Loan is acquired by Emmes as a result of foreclosure or the acceptance of a deed or assignment in lieu of foreclosure or any other method of realizing upon the Participating Investors' Loan Participation in the collateral for such Loan, such property shall be held not by Emmes, but by all of the Participating Investors, which shall be deemed to own the same as tenants-in-common in accordance with their pro rata shares, unless otherwise directed by the

Participating Investors. Emmes shall not commence any litigation or other legal proceeding in its own name to enforce any of the Participating Investors' rights or remedies, but only in the name of all of the Participating Investors, as their interests may appear, unless otherwise directed by the Participating Investors.

SECTION III.    ADVANCES, COLLECTIONS, DISTRIBUTIONS, ETC.

         3.1 Advances by Investor. Whenever Emmes determines,in its reasonable judgment, that additional funds are required in connection with the enforcement, protection, preservation, collection and liquidation of the note and/or other Investment Documents including, without limitation, any collateral thereunder, Emmes shall send written notice to Investor stating the total amount then required, the purpose therefor (it being understood that all expenses and costs of the day-to-day administration, management and servicing of Loans by Emmes as set forth in the Advisory Agreement shall be borne by Emmes without reimbursement) and the amount of Investor's percentage share of such total amount. Investor shall contribute its percentage share of such funds as set forth in such notice, by check payable to Emmes (or by certified check or wire transfer, if deemed necessary by Emmes in its reasonable judgment), which payment shall be made by the date and time indicated in such notice, except that such date and time shall be not less than three (3) business days from the time of receipt of such notice, unless, in the reasonable judgment of Emmes, a shorter time period is required due to emergency circumstances, in which event the nature of the emergency shall also be stated in said notice. Emmes may, but shall be under no obligation to, advance such funds on behalf of Investor, in which event any such advance shall be repaid to Emmes by the Investor upon notice in the foregoing manner. Notwithstanding any provisions contained herein to the contrary, except in the case of an emergency, Emmes shall not incur any expenses which would require advances to be made by Investor, or other extraordinary expenses, without first obtaining the unanimous consent of all Participating Investors with respect to such Loan. Any payments from Investor to Emmes pursuant hereto shall be immediately deposited and held by Emmes in a segregated account on behalf and for the benefit of the Participating Investors, shall not be commingled with any other assets or accounts of Emmes and shall be disbursed by Emmes on a timely basis only for the purposes set forth in the notice.

         3.2 Collections by Emmes. Emmes shall have the right to collect from the borrower thereunder all installments of principal and interest due and owing on any Loan, as well as all fees, expenses and other amounts due under the note and other Investment Documents relating thereto. Emmes agrees that all amounts received by it from or on behalf of such borrower, in connection with the payment of interest, principal or other amounts due under such note and other Investment Documents, subject to collection, shall be credited to such Loan and promptly deposited and held by Emmes in a segregated account on behalf of and for the benefit of the Participating Investors, shall not be commingled with any other assets or accounts of Emmes and shall be disbursed in a manner consistent with the Advisory Agreement.

         3.3 Distribution of Payments. Unless otherwise provided in Exhibit A to the Advisory Agreement, whenever Emmes receives, from or on behalf of the borrower or anyone else, a payment of principal, interest or any other amount in connection with any Loan, Emmes shall, within five (5) business days of when good funds are so deposited, pay to Investor in lawful money of the United States of America, by check or wire transfer, Investor's Share of such payment.

Payments with respect to interest and principal shall be distributed pro rata to the Participating Investors in proportion to their respective Percentage Contributions; payments with respect to expenses shall also be distributed pro rata in proportion to their respective Percentage Contributions, unless one or more Participating Investors did not pay its pro rata share thereof; provided, however, that (i) before making any such distribution, Emmes shall first deduct the amount of any unpaid costs and expenses incurred in the enforcement, protection, preservation, collection of the Loan (including legal and other disbursements incurred by Emmes in accordance with the Advisory Agreement), and
(ii) before making a distribution to any Participating Investor, Emmes shall first deduct any amounts owed by such Participating Investor to Emmes or any other Participating Investor pursuant to the Advisory Agreement and Exhibit A attached thereto. Emmes shall not be required to remit to any Participating Investor any amounts not actually received by Emmes, whether or not the Loan is then in default.

         3.4 Rescinded Payments. If all or part of any payment from or on behalf of any borrower to Emmes is rescinded or is required to be returned pursuant to a final, non-appealable order, in either case pursuant to the order of a court of competent jurisdiction, and if Emmes has paid to any Participating Investor its pro rata share thereof, each such Participating Investor shall, upon telephonic notice from Emmes to be promptly confirmed later in writing, be required to forthwith pay to Emmes, on the date of such telephonic notice (if received by such Participating Investor prior to 11:00 a.m., Eastern Time) or on the next succeeding business day (if such notice is received after 11:00 a.m., Eastern Time) an amount equal to that portion of the amount which had previously been paid to such Participating Investor and which has been rescinded or which must be returned by Emmes.

Each of the Participating Investors shall also pay to Emmes, on any amounts not so repaid by such Participating Investor which, because of the absence of payment by such Participating Investor, Emmes advanced with its own funds on behalf of such Participating Investor, interest at the per annum rate of twenty-four percent (24%) or the highest rate permitted by law, whichever is lower.

         3.5 Application of Monies. All monies collected or received by Emmes in connection with any Loan or the Investment Documents relating thereto shall be applied as provided in such Investment Documents.

         3.6 Retention of Professionals. If an attorney, accountant, appraiser, insurance company, title company, contractor or other professional is to be retained in connection with any Loan, the Investment Documents relating thereto or any collateral thereunder, Emmes may employ any such professional to represent it and the Participating Investors. Emmes shall seek to cause the borrower under such Loan to pay the fees and expenses of such professionals, in accordance with the terms and conditions of the Investment Documents, but if such borrower fails to pay such fees and expenses or is not required to do so, each Participating Investor shall pay its pro rata share thereof. If Emmes later receives reimbursement therefor from such borrower, Emmes shall return to each Participating Investor which has paid its pro rata share, its pro rata share of the amount so repaid, without interest, unless such amount is received by Emmes with interest, in which case each Participating Investor would also receive its pro rata share of interest. No Participating Investor shall have the right, in connection with any litigation or proceeding to enforce the Investment Documents, to retain other counsel, except at the sole cost and expense of such Participating Investor.

SECTION IV.     INVESTOR'S OBLIGATIONS

         4.1 Communications and Acting with borrower and Third Parties. All communications with the borrower and third parties and actions taken with respect to any Loan Participation shall be by the Participating Investors, as a group, through Emmes, except as otherwise provided in the Investment Documents and in the Advisory Agreement. Except as otherwise provided therein and in the Advisory Agreement, no Participating Investor shall communicate directly with the borrower with respect to any Loan, or take action directly with respect to such borrower or any collateral given with respect to any Loan, except through Emmes and in accordance with the terms hereof and of the Advisory Agreement.

         4.2 Distribution of Documents and Information. Investor shall:

                  (i) Promptly deliver copies to Emmes of any significant documentation received by Investor (other than from Emmes) concerning any borrower or Loan Participation.

                  (ii) Promptly advise Emmes of all significant information received by Investor (other than from Emmes) concerning the borrower or Loan Participation under any such Loan; and

                  (iii) Promptly advise Emmes of all events of default under any Loan of which Investor has actual knowledge.

         4.3 Sharing of Payments. If Investor shall receive any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of any obligation of the borrower in connection with any Loan which is in excess of Investor's Percentage Share, Investor shall forthwith remit such payment to Emmes, to be applied as required hereunder.

         4.4 Default. If Investor fails to make any advance or contribution of funds with respect to any Loan as required hereunder, any other Participating Investor (including without limitation, Emmes) may, but shall be under no obligation to, advance such sums on behalf of Investor and, in such event, Investor shall repay, on demand, the amount so advanced. Any Participating Investor (or Emmes) that advances any such sums shall be entitled to repayment of such sums (and interest thereon, if any, collected from the borrower) prior to Investor's receiving any distributions of any kind (whether for fees, expenses, interest, principal or otherwise) with respect to such Loan. In addition, if Investor fails to make such advance or contribution, or to repay the amount advanced on its behalf by another Participating Investor within five
(5) business days after written request therefor, then Emmes shall have the right to acquire Investor's Share in such Loan by sending a written notice to Investor (the "Offer Notice") which Offer Notice shall set forth a purchase price for the Loan determined by Emmes in its reasonable discretion. The time and place of closing shall be as is set forth in the Offer Notice.

         4.5 Transfer of Interests. (a) Investor may not sell, convey, pledge, mortgage, hypothecate or otherwise transfer (a "Transfer") all or any part of Investor's Share in any Loan Participation hereunder, except (i) for a Transfer to an affiliate, (ii) in accordance with the provisions of paragraph (c) hereinbelow, (iii) upon prior written notice to and with the prior written consent of Emmes (such consent not to be unreasonably withheld or delayed), or
(iv) in connection with the grant of one or more subparticipations of Investor's

Share in and to any Loan Participation hereunder and under the Advisory Agreement. Moreover, no such Transfer shall be effective (except in the case of subparagraph (iv)) unless the transferee shall assume the rights and obligations of the Investor hereunder, and agrees to be bound by all of the terms hereof and of the Advisory Agreement. Any Transfer in violation hereof shall be void and of no effect.

                  (b) Emmes may not transfer, assign, convey, encumber, pledge or mortgage any of its rights, duties or obligations hereunder and under the Advisory Agreement, except as set forth in Section 3.2 of the Advisory Agreement. Any Transfer in violation hereof or thereof shall be void and of no effect.

                  (c) If, with respect to any Loan in which Investor participates, unanimous approval of the Participating Investors cannot be obtained for any reason whatsoever, (i) with respect to the matters listed in subdivisions (vi) and (vii) of Section 2.2 or, (ii) from and after the declaration of an Event of Default or acceleration of the indebtedness under any Investment Documents, with respect to any other matter listed in Section 2.2 above, then Emmes shall enforce the Investment Documents in accordance with their terms; provided, however, that if the approvals of at least two-thirds of such Participating Investors is obtained to modify or amend the terms, then Emmes shall have the option, exercisable within five (5) business days after said approval has been obtained, to acquire the Investor's Shares of all Participating Investors whose approvals are withheld (herein, "Non-consenting Participating Investors"). Emmes shall initiate such option by sending written notice thereof (the "Offer Notice") to the such Non-Consenting Participating Investors within such five (5) business day period, which Offer Notice shall set forth a purchase price (the "Base Price") for the Loan determined by Emmes in its reasonable discretion and each Non-consenting Participating Investor's Share of such Base Price. Within ten (10) business days following Investor's receipt of any Offer Notice setting forth a Base Price and Investor's Share thereof, (the "Response Date"), each Non-consenting Participating Investor shall have the right, at its option to elect either (i) to sell all of its Investor's Share in such Loan Participation by sending to Emmes a written notice indicating such election, or (ii) consent to the action approved by two-thirds of the Participating Investors. In the event that a Non-consenting Participating Investor elects to sell its Investor's Share pursuant hereto, then Emmes shall then purchase such Investor's Share of such Loan Participation on the terms and conditions set forth in the Offer Notice. Failure by a Non-consenting Participating Investor to respond to an Offer Notice within ten business days after its receipt shall be deemed to be the consent of such Non-Consenting Participating Investor to the action for which approval was sought.

         4.6 Excess Interest. Notwithstanding any provisions contained herein, in the applicable Investment Documents or the Advisory Agreement, in no event shall Investor be entitled to receive, collect or apply, as interest on any Loan, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event Investor ever receives, collects, or applies as interest any such excess, such amount which would be excess interest shall be applied to the reduction of the unpaid principal balance of such Loan and, if such Loan is paid in full, any remaining excess shall forthwith be paid to

         4.7 Indemnification. Investor agrees to indemnify, jointly and severally with the other Participating Investors in such Loan, Emmes (but not as a participating investor in such Loan, to the extent not reimbursed by the other parties to such Loan), from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, "liabilities") which may be imposed on, incurred by, or asserted against Emmes and arising out any action taken or omitted to be taken by Emmes, in connection with any Transaction, or Transaction Document relating thereto in accordance with the terms hereof and of the Advisory Agreement; provided, however, that Investor shall not be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Emmes's bad faith, willful misconduct or gross negligence; and provided, further, that in no event shall Investor's indemnification obligations under this Section 4.7 with respect to any Loan exceed Investor's Share of such Loan. The obligation of Investor under this provision shall survive the termination of the Advisory Agreement, the payment of such Loan and the payment of all other obligations of the borrower under the Investment Documents relating thereto.

SECTION V.      LEVERAGED FUND TRANSACTIONS

         5.1 Leveraged Fund Transactions. Investor may authorize Emmes, from time to time, to borrow funds ("Borrowings") on its behalf pursuant to a Revolving Credit Facility Loan Agreement (the "First Boston Credit Facility") between CS First Boston Capital Corp., or any successor lender, ("First Boston"), as Lender, and Emmes Real Estate Opportunity Fund, L.P., to be used to leverage Investor's participation in certain mortgage loan Investments (herein referred to as "Leveraged Fund Transactions"). Investor hereby acknowledges that, in each such event, all rights and interests of Investor in such Leveraged Fund Transactions, and all distributions by Emmes on account thereof, will be subordinate in right to the rights and interest of First Boston under the First Boston Credit Facility and subject to the limitations set forth below that the power of attorney granted to Emmes pursuant to Section 1.2 of the Advisory Agreement authorizes Emmes, as Investor's agent and attorney-in-fact, to enter into and execute, on Investor's behalf, all notes, subordination agreements, pledge agreements, security agreements, financing statements and any other documents or instruments required by First Boston. Investor further acknowledges
(i) that no distributions will be made with respect to such Leveraged Fund Transactions until First Boston has received all payments which may be due and owing to it from time to time under the First Boston Credit Facility and (ii) that Investor has familiarized itself with the other terms and conditions set forth on the First Boston Credit Facility, a summary of which is attached hereto as Annex A and the terms of which are hereby incorporated herein by reference.

         Notwithstanding any provision to the contrary, all Borrowings will be subject to the following: (i) All Borrowings will be non-recourse to Investor, and First Boston shall look only to Investor's interests in the Loan Participations for the repayments of any Borrowings to finance any Leveraged Fund Transaction in which Investor has an interest; (ii) Investor's interests in Loan Participations shall not secure or be used as a source of repayment of any Borrowings used to leverage Loans in which Investor does not have an interest;
(iii) Investor's Leveraged Fund Transactions shall not be cross-defaulted to other Borrowings in which Investor does not have an interest, provided that Investor's portfolio of Leveraged Fund Transactions may be subject to separate debt service ratios and other covenants on the same terms applicable to other Borrowings under the First Boston Credit Facility; and (iv) Emmes will perform on Investor's behalf all applicable obligations and covenants under the First Boston Credit Facility, including, without limitation, making all payments under the Facility with respect to Borrowings on Investor's behalf, as and when due from funds available from payments on Loans, provided that Emmes shall not be required to advance any of its own funds to perform such obligations and covenants, except to the extent necessary to perform such administrative or loan servicing functions on Investor's behalf in connection with the Borrowings, which expenses, if any, shall be borne by Emmes pursuant to Section 3.1 hereof and the Advisory Agreement.